                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the Registrant /X/

Filed by a party other than the Registrant / /

Check the appropriate box:
  / / Preliminary Proxy Statement
  / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
  /X/ Definitive Proxy Statement
  / / Definitive Additional Materials

  / / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           ALBANY INTERNATIONAL CORP.
                            ------------------------

                (Name of Registrant as Specified In Its Charter)
                            ------------------------

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

  /X/ No fee required.

  / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   / /(4) Proposed maximum aggregate value of transaction:

   / /(5) Total fee paid:

      / / Fee paid previously with preliminary materials.

      / / Check box if any part of the fee is offset as provided by Exchange Act
          Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          (1) Amount Previously Paid:

          (2) Form, Schedule or Registration Statement No.:

          (3) Filing Party:

          (4) Date Filed:

                                     [LOGO]

                                                                  March 27, 1998

To the Stockholders of Albany International Corp.:

    You are cordially invited to attend the 1998 Annual Meeting of Stockholders of Albany International Corp. which will be held at the Company's Press Fabrics Division, 253 Troy Road (Route 4), East Greenbush, New York at 11:00 a.m. on Tuesday, May 12, 1998.

    All stockholders are invited to join us after the meeting for a luncheon honoring J. Spencer Standish, who will be stepping down as Chairman of the Board after over 46 years of service with the Company.

    If you plan to attend the meeting and the luncheon, please so indicate on the enclosed reply card so that we can make the necessary arrangements. The reply card and your completed proxy should be mailed separately. (An addressed, postage-prepaid envelope is enclosed for your return of the proxy.)

    Information about the meeting, including a description of the various matters on which the stockholders will act, will be found in the formal Notice of Annual Meeting and in the Proxy Statement which is attached. The Annual Report for the fiscal year ended December 31, 1997 is being mailed to you with these materials.

Sincerely yours,

             [LOGO]                                          [LOGO]
J. SPENCER STANDISH                            FRANCIS L. McKONE
    CHAIRMAN OF THE BOARD                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                           ALBANY INTERNATIONAL CORP.
                        1373 BROADWAY, ALBANY, NEW YORK
            MAILING ADDRESS: P. O. BOX 1907, ALBANY, NEW YORK 12201

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 12, 1998

    The Annual Meeting of Stockholders of Albany International Corp. will be held at the Company's Press Fabrics Division, 253 Troy Road (Route 4), East Greenbush, New York, on Tuesday, May 12, 1998 at 11:00 a.m., Eastern Time, for the following purposes:

        1. To elect eight Directors to serve until the next Annual Meeting of Stockholders and until their successors have been elected and qualified.

        2. To consider and take action on a proposal to approve the Albany International Corp. 1998 Stock Option Plan.

        3. To consider and take action on a proposal to elect Coopers & Lybrand as auditors for the Company for 1998.

        4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

    Only stockholders of record at the close of business on March 13, 1998 will be entitled to vote at the Annual Meeting of Stockholders or any adjournment or adjournments thereof.

    Whether or not you plan to be present at the Annual Meeting, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY to ensure that your shares are voted. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

                                    THOMAS H. HAGOORT
                                    SECRETARY

March 27, 1998

                                PROXY STATEMENT

    This proxy statement is furnished in connection with the solicitation by the Board of Directors of Albany International Corp. ("the Company"), 1373 Broadway, Albany, New York (P.O. Box 1907, Albany, New York 12201), of proxies in the accompanying form for use at the Annual Meeting of Stockholders to be held on May 12, 1998 and at any adjournment or adjournments thereof. Each properly executed proxy in such form received prior to the Annual Meeting will be voted with respect to all shares represented thereby and will be voted in accordance with the specifications, if any, made thereon. If no specification is made, the shares will be voted in accordance with the recommendations of the Board of Directors. If a stockholder is a participant in the Company's Dividend Reinvestment Plan, the Albany International Corp. Prosperity Plus 401(k) Plan or the Albany International Corp. Prosperity Plus ESOP, a properly executed proxy will also serve as voting instructions with respect to shares in the stockholder's account in such plans. A proxy may be revoked at any time prior to the voting thereof. This proxy statement and the accompanying form of proxy are first being mailed to stockholders of the Company on or about March 27, 1998.

    The only persons entitled to vote at the Annual Meeting and any adjournment or adjournments thereof are (1) holders of record at the close of business on March 13, 1998 of the 24,296,194 shares of the Company's Class A Common Stock outstanding on such date and (2) holders of record at the close of business on March 13, 1998 of the 5,615,563 shares of the Company's Class B Common Stock outstanding on such date. Each share of Class A Common Stock is entitled to one vote on each matter to be voted upon. Each share of Class B Common Stock is entitled to ten votes on each matter to be voted upon.

    Under the by-laws of the Company, the presence, in person or by proxy, of shares having a majority of the total number of votes entitled to be cast at the meeting is necessary to constitute a quorum. Under Delaware law, if a quorum is present, a plurality of the votes entitled to be cast at the meeting by the shares present in person or by proxy is required for the election of directors and a majority of the votes entitled to be cast at the meeting by the shares present in person or by proxy is required for approval of the 1998 Stock Option Plan and the election of the auditors. Shares present at the meeting in person or by proxy and entitled to vote which abstain or fail to vote on any matter will be counted as present and entitled to vote but such abstention or failure to vote will not be counted as an affirmative or negative vote. Broker non-votes will be treated as shares present at the meeting which are entitled to vote but which fail to do so. In the case of approval of the 1998 Stock Option Plan and the election of auditors, an abstention or failure to vote will have the same effect as a negative vote, whether or not this effect is intended.

                             ELECTION OF DIRECTORS

    Eight members of the Board of Directors will be elected to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified. Unless otherwise specified on the proxy, the shares represented by a proxy in the accompanying form will be voted for the election of the eight nominees listed below, all of whom are presently serving as directors. If any nominee should be unavailable to serve, which event is not anticipated, the shares will be voted for a substitute nominee proposed by the Board of Directors, unless the Board reduces the number of Directors.

[PHOTO]               FRANCIS L. McKONE joined the Company in 1964. He has been a Director of the Company since 1983. He has served as President and Chief
                      Executive Officer since 1993, President since 1984, Executive Vice
                      President from 1983 to 1984, Group Vice President-Paper Making
                      Products Group from 1979 to 1983, and prior to 1979 as Vice President of the Company and Division President-Paper Making Products, U.S. He
                      is a member of the Paper Industry Management Association, the
                      Technical Association of the Pulp and Paper Industry, the Canadian
                      Pulp and Paper Association, the Board of Overseers of the Lally School
                      of Management and Technology at Rensselaer Polytechnic Institute and
                      the Board of Trustees of Rensselaer Polytechnic Institute. He also serves as a Director of Albank, FSB and Thermo Fibergen, Inc. and is a
                      Trustee of the Institute of Paper Science and Technology. Age 63.

[PHOTO]               THOMAS R. BEECHER, JR. has been a Director of the Company since 1969.
                      He has been President of Beecher Securities Corporation, venture capital investments, since 1979. He is a Director of International
                      Motion Control Incorporated, Rand Capital Corporation and Beecher
                      Securities Corporation. He is a Regent Emeritus of Canisius College, a
                      member of the Governing Board of the Community Foundation for Greater
                      Buffalo, Vice-Chairman of the Board of Buffalo General Health System,
                      Treasurer of CGF Health System and a founder and Director of the
                      Buffalo Inner-City Scholarship Opportunity Network. Age 62.

[PHOTO]               CHARLES B. BUCHANAN joined the Company in 1957. He has served the
                      Company as a Director since 1969 and as Vice President and Secretary from 1980 until February 1, 1997. He is a Director of Fox Valley
                      Corporation, a Trustee of Skidmore College and Albany Medical Center
                      and co-chairman of the Capital Region Sponsor-a-Scholar Program. Age
                      66.

[PHOTO]               ALLAN STENSHAMN has been a Director of the Company since 1983. Since
                      1976 he has been a partner in the law firm Lagerlof & Leman
                      (previously Advokatfirman Lagerlof) in Stockholm, Sweden, which, among other activities, provides legal services to Swedish subsidiaries of the Company. He is the Chairman of the Board and a director of six
                      Swedish subsidiaries of the Company: Albany Nordiskafilt AB;
                      Nordiskafilt AB; Nordiska Maskinfilt AB; Nomafa AB; Albany Wallbergs
                      AB; and DEWA Consulting AB. In addition, he holds directorships in a number of Swedish subsidiaries of U.S. companies, including CPC
                      International, Inc., General Electric Capital Corporation, Mars Inc.,
                      Merck & Co., Philip Morris Inc., and Texas Instruments, Inc. Age 64.

[PHOTO]               BARBARA P. WRIGHT has been a Director of the Company since 1989. Since
                      1985 she has been a partner in the law firm of Finch, Montgomery &
                      Wright, which is located in Palo Alto, California. She is a Director of The Packard Humanities Institute and The Stanford Theater
                      Foundation and Secretary of several nonprofit charitable
                      organizations, including The David and Lucile Packard Foundation and
                      The Monterey Bay Aquarium Foundation. Age 51.

[PHOTO]               JOSEPH G. MORONE has been a Director of the Company since January
                      1996. Since 1997, he has been President of Bentley College in Waltham,
                      Massachusetts. From 1993 to 1997, he served as Dean of the Lally
                      School of Management and Technology at Rensselaer Polytechnic
                      Institute. From 1991 to 1993 he was the Andersen Consulting Professor
                      of Management at the Lally School, and from 1992 to 1993 served as
                      Director of the School's Center for Science and Technology Policy.
                      Prior to joining the Lally School, he was a senior associate for the
                      Keyworth Company, a technology consulting firm, and worked in General
                      Electric Company's Corporate Research and Development. He is a
                      Director of Albany Medical Center, Transworld Music Corporation and
                      nVIEW Corporation. Age 44.

[PHOTO]               CHRISTINE L. STANDISH has been a Director of the Company since
                      November 6, 1997. She has also served as a Director of the J. S.
                      Standish Company since 1988. Previously, she served the Company as a
                      Corporate Marketing Associate from 1989 to 1991, and was employed as a
                      Graphic Designer for Skidmore, Owings & Merrill. She is the daughter of J. Spencer Standish. Age 32.

[PHOTO]               FRANK R. SCHMELER joined the Company in 1964. He has been a Director of the Company since November 6, 1997. He has served the Company as
                      Executive Vice President and Chief Operating Officer since 1997, as
                      Senior Vice President from 1988 to 1997, as Vice President and General
                      Manager of the Felt Division from 1984 to 1988, as Division Vice
                      President and General Manager, Albany International Canada from 1978 to 1984 and as Vice President of Marketing, Albany International
                      Canada from 1976 to 1978. Age 59.

SHARE OWNERSHIP

    As of the close of business on March 13, 1998, shares of capital stock of the Company were beneficially owned by each of the directors, the named officers and all directors and officers as a group, as follows:

                                                           SHARES OF                     SHARES OF
                                                            CLASS A                       CLASS B
                                                            COMMON       PERCENT OF       COMMON       PERCENT OF
                                                             STOCK       OUTSTANDING       STOCK       OUTSTANDING
                                                          BENEFICIALLY     CLASS A      BENEFICIALLY     CLASS B
                                                           OWNED(A)     COMMON STOCK       OWNED      COMMON STOCK
                                                          -----------  ---------------  -----------  ---------------
J. Spencer Standish.....................................   5,144,860(b)        17.48%    4,854,860(c)        86.45%
Francis L. McKone.......................................     433,200(d)         1.76%        1,000(e)             (f)
Thomas R. Beecher, Jr...................................     475,400(g)         1.92%      470,400(h)         8.38%
Charles B. Buchanan.....................................     144,540(i)             (f)     --             --
Allan Stenshamn.........................................       4,938               (f)      --             --
Barbara P. Wright.......................................      44,938(j)             (f)     --             --
Joseph G. Morone........................................         938               (f)      --             --
Christine L. Standish...................................     126,493(k)             (f)    126,000(l)         2.24%
Frank R. Schmeler.......................................     205,040(m)             (f)     --             --
Michael C. Nahl.........................................     291,250(n)         1.18%        1,000               (f)
J. Weldon Cole..........................................      21,000(o)             (f)     --             --
Edward Walther..........................................      20,000(p)             (f)     --             --
All officers and directors as a group (22 persons
  including those named above)..........................   7,089,495          22.91%     5,453,360          97.11%

------------------------

(a) Since shares of Class B Common Stock are convertible at any time into shares of Class A Common Stock on a one-for-one basis, they are reflected in the above table both as Class B shares beneficially owned and as Class A shares beneficially owned.

(b) Includes (i) 290,000 shares issuable upon exercise of options exercisable currently or within 60 days and (ii) 4,854,860 shares issuable upon conversion of an equal number of shares of Class B Common Stock. Does not include 493 shares of Class A Common Stock beneficially owned by his daughter, Christine L. Standish, as to which shares J. Spencer Standish disclaims beneficial ownership. The nature of Mr. Standish's beneficial ownership of the Class B shares is described in note (c) below.

(c) Includes (i) 3,205,100 shares held by J.S. Standish Company, a corporation of which he is a director and as to which he holds the power to elect all of the directors and (ii) 1,649,760 shares held by three trusts as to each of which he has sole voting and investment power. Does not include 126,000 shares of Class B Common Stock owned outright by his son, John C. Standish, or 126,000 shares of Class B Common Stock owned outright by his daughter, Christine L. Standish, as to which shares J. Spencer Standish disclaims beneficial ownership.

(d) Includes (i) 46,200 shares owned outright, (ii) 386,000 shares issuable upon exercise of options exercisable currently or within 60 days and (iii) 1,000 shares issuable upon conversion of an equal number of shares of Class B Common Stock.

(e) Includes 1,000 shares owned outright. Does not include 3,205,100 shares held by J.S. Standish Company, of which he is a director.

(f) Ownership is less than 1%.

(g) Includes (i) 5,000 shares owned outright and (ii) 470,400 shares issuable upon conversion of an equal number of shares of Class B Common Stock. The nature of Mr. Beecher's ownership of Class B shares is described in note (h) below. Does not include 100 shares owned by his spouse, as to which shares he disclaims beneficial ownership.

(h) Includes (i) 235,200 shares held by a trust for the sole benefit of John C. Standish (son of J. Spencer Standish) and (ii) 235,200 shares held by a trust for the sole benefit of Christine L. Standish (daughter of J. Spencer Standish). Mr. Beecher is the sole trustee of such trusts with sole voting and investment power. Does not include 3,205,100 shares held by J.S. Standish Company, of which he is a director.

(i) Includes (i) 124,932 shares owned outright, (ii) 1,800 shares issuable upon exercise of options exercisable currently or within 60 days and (iii) 17,808 shares held by a trust of which he is the sole trustee with sole voting and investment power and of which his wife is a beneficiary. Does not include 5,000 shares held by a trust of which Mr. Buchanan is a beneficiary. Mr. Buchanan has no voting or dispositive power as to such trust and disclaims beneficial ownership of such shares. Also does not include 17,840 shares owned outright by his spouse, as to which shares he disclaims beneficial ownership.

(j) Includes 44,938 shares owned outright or as community property with her spouse. Does not include 753,904 shares held in various trusts of which she is a beneficiary but in regard to which she has no voting or investment power.

(k) Includes (i) 126,000 shares issuable upon conversion of an equal number of shares of Class B Common Stock and (ii) 493 shares held by Ms. Standish or her husband, an employee of the Company, in their respective accounts in the Company's 401(k) retirement savings and employee stock ownership plans. The nature of Ms. Standish's beneficial ownership of the Class B shares is described in note (l) below.

(l) Owned outright. Does not include (i) 235,200 shares held by a trust for her sole benefit, as to which she has no voting or investing power, or (ii) 3,205,100 shares held by J.S. Standish Company, of which she is a director.

(m) Includes (i) 33,040 shares owned outright and (ii) 172,000 shares issuable upon exercise of options exercisable currently or within 60 days.

(n) Includes (i) 250 shares owned outright, (ii) 285,000 shares issuable upon exercise of options exercisable currently or within 60 days, (iii) 1,000 shares issuable upon conversion of an equal number of shares of Class B Common Stock and (iv) 5,000 shares owned by a trust for the benefit of his mother, of which he is trustee.

(o) Includes (i) 1,000 shares owned outright and (ii) 20,000 shares issuable upon exercise of options exercisable currently or within 60 days.

(p) Includes 20,000 shares issuable upon exercise of options exercisable currently or within 60 days.

    Each of the individuals named in the preceding table has sole voting and investment power over shares listed as beneficially owned, except as indicated.

    The following persons have informed the Company that they were the "beneficial owners" (as defined by the rules of the Securities and Exchange Commission) of more than five percent of the Company's outstanding shares of Class A Common Stock as of December 31, 1997:

                                                                                 PERCENT OF
                                                               SHARES OF          CLASS A
                                                           COMPANY'S CLASS A    COMMON STOCK
                                                              COMMON STOCK     OUTSTANDING ON
NAME(S) (A)                                                BENEFICIALLY OWNED  MARCH 13, 1998
---------------------------------------------------------  ------------------  --------------
J. Spencer Standish......................................        5,144,860(b)        17.48%
J. S. Standish Company(c)................................        3,205,100(d)        11.65%
Wellington Management Company, LLP.......................        2,597,900(e)        10.69%
Vanguard/Windsor Funds, Inc..............................        2,400,000(f)         9.88%
Bruce B. Purdy...........................................        1,788,629(g)         7.36%
Sound Shore Management, Inc..............................        1,313,500(h)         5.41%
Mellon Bank Corporation..................................        1,285,026(i)         5.29%
Reich & Tang Asset Management L.P........................        1,246,400(j)         5.13%
Marshall & Ilsley Corporation............................        1,246,112(k)         5.13%
Norwest Corporation......................................        1,226,700(l)         5.05%
Norwest Bank Colorado, N.A...............................        1,221,400            5.03%

------------------------

(a) Addresses of the beneficial owners listed in the above table are as follows:
    J. Spencer Standish, c/o Albany International Corp., P.O. Box 1907, Albany, New York 12201; J. S. Standish Company, c/o J. Spencer Standish, Albany International Corp., P.O. Box 1907, Albany, New York 12201; Wellington Management Company, LLP, 75 State Street, Boston, Massachusetts 02109; Vanguard/Windsor Funds, Inc., c/o The Vanguard Group, P.O. Box 2600, Valley Forge, Pennsylvania 19482-2600; Bruce B. Purdy, P.O. Box 8047, Incline Village, Nevada 89452; Sound Shore Management, Inc., 8 Sound Shore Drive, Greenwich, Connecticut 06836; Mellon Bank Corporation, One Mellon Bank Center, Pittsburgh, Pennsylvania 15258; Reich & Tang Asset Management L.P., 100 Park Avenue, New York, New York 10017; Marshall & Ilsley Corporation, 770 N. Water Street, Milwaukee, Wisconsin 53202; Norwest Corporation, Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-1026; and Norwest Bank Colorado, N.A., 1740 Broadway, Denver, Colorado 80274-8677.

(b) The nature of Mr. Standish's ownership of these shares is described in note
    (b) on page 5 of this proxy statement.

(c) J. S. Standish Company is a corporation as to which J. Spencer Standish holds the power to elect all of the directors. Current directors of J. S. Standish Company include J. Spencer Standish, John C. Standish (son of J. Spencer Standish), Christine L. Standish (daughter of J. Spencer Standish), Thomas R. Beecher, Jr. (a director of the Company) and Francis L. McKone (President and a director of the Company).

(d) Includes 3,205,100 shares issuable on conversion of an equal number of shares of Class B Common Stock.

(e) Wellington Management Company, LLP, ("WMC") is an investment adviser registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940, as amended. WMC, in its capacity as investment adviser, may be deemed to have beneficial ownership of the listed shares of Class A Common Stock that are owned by numerous investment advisory clients. WMC has sole power to vote or direct the vote of none of such shares, shared power to vote or direct the vote of 110,800 of such shares, and shared power to dispose or direct the disposition of all of such shares.

(f) Vanguard/Windsor Funds, Inc. is an investment company registered under
    Section 8 of the Investment Company Act. Vanguard/Windsor Funds, Inc. has sole power to vote or direct the vote, and shared power to dispose or direct the disposition, of all such shares.

(g) Includes (i) 1,573,333 shares held by three separate trusts as to each of which Mr. Purdy is co-trustee sharing voting and investment power, and (ii) 215,296 shares held by six trusts as to each of which Barbara G. Purdy, his wife, is co-trustee sharing voting and investment power (Mr. Purdy disclaims beneficial ownership of such shares). Marshall & Ilsley Trust Company is a trustee of trusts holding an aggregate of 1,107,352 of the shares reported as beneficially owned by Mr. Purdy (see note (k) below).

(h) Sound Shore Management, Inc. ("SSM") is an investment adviser registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940, as amended. SSM, in its capacity as investment adviser, may be deemed to have beneficial ownership of the shares listed, which are owned by various investment advisory clients. SSM has sole power to vote or direct the voting of 1,262,000 shares, shared power to vote or direct the voting of no shares, and sole power to dispose or direct the disposition of all of such shares.

(i) All of the listed shares are held by Mellon Bank Corporation and its subsidiaries in their various fiduciary capacities. Mellon Bank Corporation and such subsidiaries have sole power to vote or direct the vote of 1,187,726 shares, shared power to vote or direct the vote of no shares, sole power to dispose or direct the disposition of 1,228,126 shares, and shared power to dispose or direct the disposition of 56,900 shares.

(j) These shares are held by Reich & Tang Asset Management L.P. on behalf of certain accounts for which Reich & Tang Asset Management L.P. provides investment advice. Reich & Tang Asset Management L.P. has shared power to vote or direct the vote and shared power to dispose or direct the disposition of all of such shares.

(k) These shares are beneficially owned by Marshall & Ilsley Corporation and its direct or indirect subsidiaries, including Marshall & Ilsley Trust Company and M & I Marshall & Ilsley Trust Company of Arizona, in their various fiduciary capacities. Marshall & Ilsley Corporation or such subsidiaries have sole power to vote or direct the vote of 420,384 of such shares, shared power to vote or direct the vote of 825,728 of such shares, sole power to dispose or direct the disposition of 18,760 of such shares, and shared power to dispose or direct the disposition of 1,227,352 of such shares.

(l) Includes those shares shown as beneficially owned by Norwest Bank Colorado, N.A. Of the listed shares, Norwest Corporation has sole power to vote or direct the vote of 1,224,300 shares, shared power to vote or direct the vote of no shares, sole power to dispose of or direct the disposition of 1,190,600 shares and shared power to dispose or direct the disposition of 35,000 shares.

    The following persons have informed the Company that they are the beneficial owners of more than five percent of the Company's outstanding shares of Class B Common Stock:

                                                                SHARES OF
                                                            COMPANY'S CLASS B    PERCENT OF
                                                              COMMON STOCK       OUTSTANDING
                                                              BENEFICIALLY         CLASS B
NAME(S)(A)                                                        OWNED         COMMON STOCK
----------------------------------------------------------  -----------------  ---------------
J. Spencer Standish.......................................       4,854,860(b)         86.45%
J. S. Standish Company(c).................................       3,205,100            57.08%
Thomas R. Beecher, Jr.....................................         470,400(d)          8.38%

------------------------

(a) Addresses of the beneficial owners listed in the above table are as follows:
    J. Spencer Standish, c/o Albany International Corp., P.O. Box 1907, Albany, New York 12201; J. S. Standish Company, c/o J. Spencer Standish, Albany International Corp., P.O. Box 1907, Albany, New York 12201; Thomas R. Beecher, Jr., c/o Beecher Securities Corporation, 200 Theater Place, Buffalo, New York 14202.

(b) The nature of Mr. Standish's ownership of these shares is described in note
    (c) on page 5 of this proxy statement.

(c) See note (c) on page 7 of this proxy statement.

(d) The nature of Mr. Beecher's ownership of these shares is described in note
    (h) on page 6 of this proxy statement.

VOTING POWER OF MR. STANDISH

    J. Spencer Standish, related persons and Thomas R. Beecher, Jr., as sole trustee of trusts for the benefit of children of J. Spencer Standish, now hold in the aggregate shares entitling them to cast approximately 69.3% of the combined votes entitled to be cast by all stockholders of the Company. Accordingly, if J. Spencer Standish, related persons and Thomas R. Beecher, Jr., as such trustee, cast votes as expected, election of the director nominees listed above, approval of the 1998 Stock Option Plan and election of Coopers & Lybrand as the Company's auditors will be assured.

                             1998 STOCK OPTION PLAN

    The Board of Directors has approved, subject to approval by the stockholders, a new stock option plan ("the 1998 Plan") intended to encourage officers and other key employees of the Company and its subsidiaries to remain in the employ of the Company. A copy of the 1998 Plan is attached to this Proxy Statement as Exhibit A. The following description of the 1998 Plan is in all respects qualified by reference to Exhibit A:

    ADMINISTRATION: The 1998 Plan will be administered by a committee ("the Committee") consisting of the Company's Board of Directors or such committee of the Board as the Board may designate from time to time. The Board of Directors has designated the Compensation and Stock Option Committee to serve as the Committee until further action by the Board.

    SHARES SUBJECT TO PLAN: The 1998 Plan authorizes the grant of options to purchase a number of shares of Class A Common Stock initially equal to 500,000. In addition, the 1998 Plan will allow the Board to increase this amount from time to time, provided that it may not be increased by more than 500,000 in any calendar year and that no such increase may cause the total number of shares then available for option to exceed 1,000,000. The Company may deliver either authorized but unissued shares or treasury shares upon the exercise of an option. If options granted under the 1998 Plan expire or are terminated or surrendered without having been exercised, the shares of Class A Common Stock subject thereto may again be optioned. Assuming full exercise by the Committee of its power to increase annually the number of shares available for options, the maximum number of shares that could be issued upon exercise of options granted pursuant to the 1998 Plan would be 5,500,000.

    PARTICIPATION: Options may be granted by the Committee to officers and other key employees of the Company and its subsidiaries. The maximum number of Class A shares with respect to which any optionee may be granted options during any calendar year may not exceed 100,000. Approximately 200 persons would be potentially eligible to receive options under the 1998 Plan.

    TERM OF OPTIONS: The Committee will determine the term of each option, which may not exceed 20 years. The Committee also has the power to shorten the term of an option and to determine the effect on any option of the holder's termination of employment or of any conduct or activity of the holder.

    EXERCISE PRICE: The per share exercise price of an option will be determined by the Committee at the time of granting the option but may not be less than 100% of the fair market value (determined by the Committee) of a share of Class A Common Stock on the date of grant. The exercise price may be paid in cash or, in the discretion of the Committee, in shares of the Company's Class A Common Stock. The proceeds received by the Company on the exercise of options will be used for general corporate purposes.

    EXERCISE OF OPTIONS: The times at which an option granted under the 1998 Plan will become exercisable will be determined by the Committee at the time of grant. In the past, options granted under the Company's option plans have become exercisable as to 20% of the shares covered thereby on each of the first five anniversaries of the date of grant, but only if the optionee is then employed by the Company or a subsidiary. The Committee has indicated its intention to continue this practice, but will not be obligated to do so.

    RECAPITALIZATION, ETC.: In the event of a stock dividend, recapitalization, merger, consolidation, split-up, combination or exchange of shares, or the like, the Committee will be empowered, but not obligated, to make appropriate adjustments in the number and class of shares subject to the 1998 Plan, in the number of shares subject to options granted thereunder and in the exercise prices of such options.

    TRANSFERABILITY: The Committee has the authority to determine the extent to which options granted under the 1998 Plan will be transferable.

    AMENDMENT AND TERMINATION: The Board of Directors may at any time terminate or amend the 1998 Plan in any respect, except that, without the approval of the stockholders, no amendment may (1) materially increase the number of shares for which options may be granted under the 1998 Plan or (2) increase the maximum number of shares for which options may be granted to any optionee during any calendar year. Unless the 1998 Plan is previously terminated, options may be granted under the 1998 Plan through December 31, 2008.

    TAX AND ACCOUNTING CONSEQUENCES: The 1998 Plan permits grants of incentive stock options, intended to meet the requirements of Section 422 of the Internal Revenue Code, as well as of non-qualified options.

    Incentive Stock Options

    The Company has been advised that the federal income tax consequences to the Company and the optionee of the grant and exercise of incentive stock options under the 1998 Plan, under the current provisions of the Internal Revenue Code, are substantially as follows: Generally, a person who is granted an incentive stock option is not required to recognize taxable income at the time of the grant or at the time of exercise and the Company is not entitled to a deduction at the time of grant or at the time of exercise. Under certain circumstances, however, an optionee may be subject to alternative minimum tax with respect to the exercise of his or her incentive stock options. Generally, the gain realized, but not recognized, upon the exercise of an incentive stock option (equal to the difference between the fair market value of the shares received upon exercise of the incentive stock option and the purchase price paid for such shares) is included in the optionee's alternative minimum taxable income and, depending upon the optionee's overall tax situation, he or she may be required to pay alternative minimum tax on such gain.

    If an optionee does not dispose of the shares acquired pursuant to the exercise of an incentive stock option before the later of two years from the date of grant and one year from the date of exercise, any gain or loss realized on a subsequent disposition of the shares will be treated as capital gain or loss. Under such circumstances, the Company will not be entitled to any deduction for federal income tax purposes. An optionee must also own the shares of stock acquired upon exercise of an incentive stock option for more than eighteen months for the gain or loss realized on the sale to qualify as long-term capital gain or loss.

    If an optionee disposes of the shares received upon the exercise of an incentive stock option either (1) within one year of the exercise date or (2) within two years after the grant date, the optionee will generally recognize ordinary income equal to the lesser of (a) the excess of the fair market value of the shares on the date of exercise over the purchase price paid for the shares upon exercise and (b) the amount of gain realized on the sale. Any gain realized in excess of the ordinary income recognized, and any loss realized, will be long-term or short-term capital gain or loss, depending upon the length of the period the optionee held the shares. If an optionee is required to recognize ordinary income as a result of the disposition of shares acquired on the exercise of an incentive stock option, the Company, subject to general rules relating to the reasonableness of the optionee's compensation and the limitation under Section 162(m) of the Internal Revenue Code, will be entitled to a deduction for an equivalent amount.

    Non-Qualified Stock Options

    The Company has been advised that the federal income tax consequences to the Company and the optionee of the grant and exercise of non-qualified options under the 1998 Plan, under the current provisions of the Internal Revenue Code, are substantially as follows: An optionee is not deemed to receive any income at the time the option is granted. If the option is exercised, the optionee is deemed to have received ordinary income, on the exercise date, in an amount equal to the difference, on the exercise date, between the exercise price and the fair market value of the acquired shares. The Company is generally entitled, in the year in which the option is exercised, to a corresponding deduction, subject to general rules relating to the reasonableness of the optionee's compensation and the limitation under Rule 162(m) of the Code.

    Section 162(m) of the Code generally limits to $1 million the amount of compensation paid to certain "covered employees" of a publicly held corporation (generally, the corporation's chief executive officer and four most highly compensated executive officers other than the chief executive officer) that may be deducted by the corporation as an expense. Certain performance-based compensation, the material terms of which are disclosed to the corporation's stockholders and approved by a majority stockholder vote, is exempt from the $1 million limitation. Based on regulations of the Internal Revenue Service promulgated under Section 162(m), grants of stock options under the 1998 Plan approved by a Committee consisting solely of "outside directors" (as defined in such regulations) would appear to constitute performance-based compensation that would be exempt under Section 162(m). As presently constituted, the Compensation and Stock Option Committee would not be deemed to consist solely of "outside directors" (as defined in such regulations). See the "COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION" on pages 17-19 for a discussion of the impact of Section 162(m) on the Company.

    Under current accounting rules, there is no earnings charge to the Company for financial accounting purposes in connection with the grant, existence or exercise of any stock option granted under the 1998 Plan. The Company is, however, required to disclose, and does disclose, in a footnote to its annual consolidated financial statements, the impact of such grants on consolidated net income and earnings per share.

    Approval and adoption of the 1998 Plan by stockholders requires the affirmative vote of a majority of the votes entitled to be cast by the shares of Class A and Class B Common Stock represented and entitled to vote at the Annual Meeting. J. Spencer Standish, related persons and Thomas R. Beecher, Jr., as trustee of trusts for the benefit of children of J. Spencer Standish, have indicated their intention to vote in favor of approval of the 1998 Plan. Accordingly, such approval is assured. See "VOTING POWER OF MR. STANDISH" on page 9 of this proxy statement.

    THE BOARD HAS UNANIMOUSLY APPROVED THE 1998 PLAN AND RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE 1998 PLAN.

EXECUTIVE COMPENSATION

    SUMMARY COMPENSATION TABLE

    The following table sets forth information regarding compensation of the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers (together hereinafter referred to as "the Named Officers"), based on salary and bonuses earned during 1997.

                                                                                                    LONG-TERM
                                                                                                   COMPENSATION
                                                   ANNUAL COMPENSATION                      --------------------------
                                ----------------------------------------------------------    RESTRICTED
NAME AND PRINCIPAL                FISCAL                                 OTHER ANNUAL            STOCK         STOCK
  POSITION                         YEAR        SALARY     BONUS(1)      COMPENSATION(2)         AWARDS        OPTIONS
------------------------------  -----------  ----------  ----------  ---------------------  ---------------  ---------

Francis L. McKone.............        1997   $  521,402  $  260,000           --               -- -- --         40,000
  President and Chief                 1996      479,821     250,000           --                                40,000
  Executive Officer                   1995      451,250     307,500           --                                40,000

Frank R. Schmeler.............        1997   $  350,237  $  165,000           --               -- -- --         25,000
  Executive Vice                      1996      307,821     135,000           --                                25,000
  President                           1995      285,150     168,800           --                                25,000

Edward Walther................        1997   $  318,829  $  140,000           --               -- -- --         25,000
  Executive Vice                      1996      273,425     120,000           --                                25,000
  President                           1995      251,000     129,400           --                                25,000

Michael C. Nahl...............        1997   $  321,648  $  140,000           --               -- -- --        275,000
  Senior Vice                         1996      309,498     116,500           --                                25,000
  President and Chief                 1995      300,500     157,000           --                                25,000
  Financial Officer

J. Weldon Cole................        1997   $  318,579  $  110,000           --               -- -- --         25,000
  Senior Vice                         1996      306,579     115,300           --                                25,000
  President                           1995      297,500     155,000           --                                25,000


NAME AND PRINCIPAL                    ALL OTHER
  POSITION                           COMPENSATION
------------------------------  ----------------------
Francis L. McKone.............        $   68,274(3)
  President and Chief                     51,569(3)
  Executive Officer                       37,296(3)
Frank R. Schmeler.............        $   15,918(4)
  Executive Vice                           9,000(4)
  President                                8,015(4)
Edward Walther................        $   18,222(5)
  Executive Vice                          20,284(5)
  President                               31,395(5)
Michael C. Nahl...............        $   45,473(3)
  Senior Vice                             30,844(3)
  President and Chief                     19,700(3)
  Financial Officer
J. Weldon Cole................        $   24,720(3)
  Senior Vice                              9,843(3)
  President                                  731(3)

------------------------

(1) Reflects bonus earned during the fiscal year which was paid during the next fiscal year.

(2) While the Named Officers enjoy certain perquisites, such perquisites did not exceed the lesser of $50,000 or 10% of the salary and bonus of any of the Named Officers.

(3) Above-market earnings credited, but not paid or payable, to the Named Officer during the fiscal year with respect to deferred compensation.

(4) Above-market earnings credited, but not paid or payable, to Mr. Schmeler during the fiscal year with respect to deferred compensation, except that the amount shown for 1995 also includes an international assignment premium of $2,161.

(5) Includes (a) above-market earnings of $6,389 in 1997, $1,084 in 1996 and $145 in 1995 credited, but not paid or payable, to Mr. Walther during such year with respect to deferred compensation and (b) an international assignment premium of $11,833 in 1997, $19,200 in 1996 and $31,250 in 1995.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

                   INDIVIDUAL GRANTS(1)
-----------------------------------------------------------     % OF TOTAL
                                             NUMBER OF         OPTIONS/SARS
                                            SECURITIES          GRANTED TO      EXERCISE OR                GRANT DATE
                                        UNDERLYING OPTIONS/    EMPLOYEES IN     BASE PRICE   EXPIRATION     PRESENT
NAME                                       SARS GRANTED         FISCAL YEAR       ($/SH)      DATE (2)     VALUE $(3)
--------------------------------------  -------------------  -----------------  -----------  -----------  ------------

Francis L. McKone.....................          40,000(4)              5.8%      $  19.75       4/15/17   $    318,424

Frank R. Schmeler.....................          25,000(4)              3.6%         19.75       4/15/17        234,658

Edward Walther........................          25,000(4)              3.6%         19.75       4/15/17        248,583

Michael C. Nahl.......................          25,000(4)              3.6%         19.75       4/15/17        246,200

Michael C. Nahl.......................         250,000(5)             35.9%         25.5625     11/5/17      2,867,875

J. Weldon Cole........................          25,000(4)              3.6%         19.75       4/15/17        216,118

------------------------

(1) None of the grants referred to in the table included stock appreciation rights. The exercise price for each option is the fair market value of a share of Class A Common Stock on the date of grant.

(2) The Stock Option Committee may, at any time, accelerate the expiration date to a date not less than ten years from the date of the grant.

(3) Calculated using the Black-Scholes method which includes the following assumptions: expected volatility factor of 24.1% based upon 1989-97 weekly common stock price variation of high, low and closing prices; risk-free (zero-coupon U.S. Treasury Bond) interest rates ranging from 5.76% to 6.05% based on expected remaining life of the options; and dividend yields at the date of grant for each option of 1.8%. No adjustments were made for certain factors that are generally recognized to reduce the value of option contracts: I.E., that the option grants have limited transferability; that the options step-vest and are, therefore, not exercisable for a number of years; that, in one case, the option does not become exercisable unless a specified market price has been reached; and that there is a risk of forfeiture of the non-vested portion of each option if employment is terminated.

(4) The option becomes exercisable as to 20% of the shares on each of the first five anniversaries of the date of grant but only if the optionee is then employed by the Company or a subsidiary. In the event of termination of the optionee's employment, the option terminates as to all shares as to which it is not then exercisable, except that, in the case of voluntary termination after age 62, death, disability or involuntary termination the option becomes exercisable, immediately prior to such termination, as to one-half of the shares as to which it is not then exercisable.

(5) The option is not exercisable unless the market price of Class A Common Stock reaches $48 per share while the optionee is employed by the Company or a subsidiary. When the target price is achieved, the option becomes exercisable as to a number of shares determined by multiplying 25,000 times the number of full years that have elapsed since the grant date. Thereafter, the option becomes exercisable as to an additional 25,000 shares on each anniversary of the grant date while the optionee remains an employee. In the event of termination of the optionee's employment, the option terminates as to all shares as to which it is not then exercisable, except that, in the case of voluntary termination after age 62, death, disability or involuntary termination, if the target price has been achieved prior to such termination, the option becomes exercisable, immediately prior to such termination, as to one-half of the shares as to which it is not then exercisable.

OPTION/SAR EXERCISES DURING 1997 AND YEAR-END VALUES

    No stock options or stock appreciation rights were exercised by any of the Named Officers during 1997. The following table sets forth information with respect to stock options held by the Named Officers at December 31, 1997. No stock appreciation rights were held by the Named Officers at that date.

                                                                   NUMBER OF
                                                             SECURITIES UNDERLYING        VALUE OF UNEXERCISED
                                                             UNEXERCISED OPTIONS AT       IN-THE-MONEY OPTIONS
                                                               DECEMBER 31, 1997       AT DECEMBER 31, 1997 ($)(1)
                                                           --------------------------  ---------------------------

NAME                                                       EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
---------------------------------------------------------  -----------  -------------  ------------  -------------

Francis L. McKone........................................     362,000        128,000   $  2,467,000   $   353,000

Frank R. Schmeler........................................     159,000         76,000        923,250       197,375

Edward Walther...........................................      15,000         60,000         11,250       104,375

Michael C. Nahl..........................................     270,000        330,000      1,870,000       220,625

J. Weldon Cole...........................................      15,000         60,000         11,250       104,375

------------------------

(1) Represents the difference between the closing price of the Company's Class A Common Stock on December 31, 1997 ($23 per share) and the exercise price of the options.

PENSION PLAN TABLE

    The following table shows, as of December 31, 1997, the maximum amounts payable (on a straight life annuity basis) at age 65 under the Company's Pension Plus Plan. The amounts shown are without regard to the impact of the limits on credited earnings prescribed by Section 401 of the Internal Revenue Code and on annual benefits prescribed by Section 415 of the Internal Revenue Code, in each case as described in the Pension Plus Plan.

                      MAXIMUM ANNUAL BENEFITS UPON RETIREMENT WITH YEARS OF
                                        SERVICE INDICATED
CREDITED EARNINGS     -----------------------------------------------------
             (1)      15 YEARS   20 YEARS   25 YEARS   30 YEARS   35 YEARS
--------------------  ---------  ---------  ---------  ---------  ---------

                                    (ROUNDED TO NEAREST $500)

125,$000.........     $  26,000  $  35,000  $  43,500  $  52,500  $  54,000

150,000.........         32,000     42,500     53,000     63,500     65,500

175,000.........         37,500     50,000     62,500     75,000     77,000

200,000.........         43,000     57,500     72,000     86,000     88,500

225,000.........         48,500     65,000     81,500     97,500    100,000

250,000.........         54,500     72,500     90,500    108,500    112,000

300,000.........         65,500     87,500    109,500    131,000    135,000

400,000.........         88,000    117,500    147,000    176,000    181,000

450,000.........         99,500    132,500    165,500    198,500    204,500

500,000.........        110,500    147,500    184,500    221,000    227,500

------------------------

(1) The Company's Pension Plus Plan, applicable to all salaried and most hourly employees in the United States, provides generally that an employee who retires at his normal retirement age (age 65) will receive a maximum annual pension equal to (a) 1% of his average annual base compensation for the three most highly compensated consecutive calendar years in his last ten years of employment times his years of service (up to 30) plus (b) .5% of the amount by which such average annual base compensation exceeds a Social Security offset ($25,497 in 1997, increasing thereafter in proportion to the increase in the Social Security Taxable Wage Base) times his years of service (up to 30) plus (c) .25% of such average annual base compensation times his years of service in excess of 30. Effective April 1, 1994, the aggregate benefit payable pursuant to clauses (a) and (b) above was reduced to 1% of such average annual compensation for years of service (up to 30) earned after March 31, 1994. Effective January 1, 1999, this benefit will be reduced further to .75% of such average annual compensation for years of service (up to 30) earned after December 31, 1998. The numbers in the above table do not reflect these reductions.

    In the case of the Named Officers, base compensation for purposes of the Pension Plan is the amount shown as "Salary" in the Summary Compensation Table. The number of credited years of service under the Plan for each of the Named Officers are as follows: 34 years for Francis L. McKone; 34 years for Frank R. Schmeler; 3 years for Edward Walther; 17 years for Michael C. Nahl; and 3 years for J. Weldon Cole.

    Section 415 of the Internal Revenue Code places certain limitations on pensions that may be paid under federal income tax qualified plans. Section 401 of the Code also limits the amount of annual compensation that may be used to calculate annual benefits under such plans. The Company has adopted an unfunded supplemental employee retirement plan pursuant to which the Company will replace any Pension Plus Plan benefits (calculated as described in Note 1 to the preceding table) which a participant is prevented from receiving by reason of these limitations. All employees, including executive officers, to whom such limitations become applicable are eligible to receive benefits under the unfunded supplemental employee retirement plan.

COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    Decisions with respect to compensation of executive officers and the grant of stock options were made for 1997 by the Compensation and Stock Option Committee of the Board of Directors. Thomas R. Beecher, Jr., J. Spencer Standish, Allan Stenshamn and Barbara P. Wright were members of the Committee throughout 1997. Stanley I. Landgraf was a member of the Committee until his death in June 1997. Christine L. Standish, daughter of J. Spencer Standish, was appointed to the Committee in November 1997. Mr. Standish, as Chairman of the Board, is an employee of the Company. None of the other persons who were members of the Committee in 1997 were employees of the Company at that time.

    The Compensation and Stock Option Committee ("the Committee") has provided the following report:

COMPENSATION OF THE EXECUTIVE OFFICERS

    The Committee seeks to compensate the executive officers of the Company, including the Chief Executive Officer, at levels, and in a manner, which will

        (a) enable the Company to attract and retain talented, well qualified, experienced and highly-motivated individuals whose performance will substantially enhance the Company's performance; and

        (b) closely align the interests of each executive officer with the interests of the Company's stockholders.

    These objectives are pursued through a base salary, annual cash bonuses and stock options.

    Total cash compensation of each executive officer--base salary plus annual cash bonus--is intended to be competitive with companies with which the Company competes for executive talent. The Committee believes that such competitors are not limited to companies in the same industry and that comparisons should be made to the compensation practices of a cross-section of U.S. industrial companies with comparable sales volumes and international complexity. Accordingly, the Company periodically retains the services of professional compensation consultants to compare the compensation of its executive officers with such a cross-section. Consultants were most recently retained for this purpose in 1996. In addition, the Committee reviews such published surveys and other materials regarding compensation as are provided from time to time by the Company's Human Resources department.

    In general, the Committee sought to achieve total cash compensation for 1997 for each executive officer, including the Chief Executive Officer, which would place it at the median of compensation paid by U.S. industrial companies with comparable sales volumes and international complexity to executives with comparable talents, qualifications, experience and responsibilities. Where positions of a comparable nature could not be identified in comparable companies, total cash compensation was established by reference to other positions within the Company for which comparisons could be identified. The Committee also made such adjustments as it deemed appropriate to reflect the past and anticipated performance of the individual executive officer, to take into account various subjective criteria such as leadership ability, dedication and initiative, and to achieve internal equity in compensation.

    Base salaries of executive officers--including each of the Named Officers--are established as a percentage of targeted total cash compensation for each officer, the percentage ranging from 66 2/3% in the case of the Chief Executive Officer to approximately 77% in the case of other executive officers. Base salaries are not based on corporate or business unit performance. Annual cash bonuses, on the other hand, are focused on corporate and business unit performance factors identified by the Committee and on the performance of the individual executive officer in the relevant fiscal year. A cash bonus sufficient to bring total cash compensation to the targeted level is paid only if the Committee determines that performance levels which it considers appropriate for the particular fiscal year have been achieved. Lesser bonuses will be paid if such performance levels are not achieved and larger bonuses, not exceeding 100% of base salary, will be paid if performance exceeds such levels.

    Salaries of executive officers are customarily adjusted in April of each year. In April 1997 the salaries of all executive officers were increased by an average of approximately 3.6% (excluding increases granted in recognition of a substantial change in responsibilities) to reflect the reported rate of increases by comparable companies. Increases actually granted to executive officers for this purpose ranged from zero to 5.2%.

    Early in 1997 the Committee determined that cash bonuses for executive officers for the year would be based, as in 1996, on Company performance with respect to operating income, share of market and management of inventories and accounts receivable. The Committee further indicated that it would exercise its discretion, after the close of the fiscal year, in determining to what extent cash bonuses had been earned and reserved the right to take individual performance factors into account and to employ both objective and subjective criteria.

    Following the close of 1997, the Committee reviewed Company performance with respect to the three factors it had identified. The Committee determined that, as a general matter, bonuses for executive officers for 1997 should be approximately at their target levels, with variations made on the basis of individual performance.

    The Company has two stock option plans, the 1988 Stock Option Plan and the 1992 Stock Option Plan. No stock appreciation rights may be granted under the plans and stock options granted may not be treated as Incentive Stock Options under the Internal Revenue Code. Options granted under the plans are intended as an incentive to officers and other key employees of the Company to encourage them to remain in the employ of the Company by affording them a greater interest in its success. The Committee determines when options become exercisable. Normally, 20% of each grant becomes exercisable each year but only if the optionee is an employee at the time. The exercise price of each option is the market price of the Company's shares on the date of the grant. In 1997, one option, for 250,000 shares, was granted to an executive officer outside of the existing stock option plans (see "OPTION/SAR GRANTS IN LAST FISCAL YEAR" on page 14.

    The size of the individual stock options granted during 1997, including the option granted to the Chief Executive Officer, was determined entirely by the discretion of the Committee. The principal factors influencing the size of individual grants in 1997 were position responsibility, compensation level and internal equity. The Committee also considered matters which pertained to the particular individual and which were relevant to the plans' purpose of encouraging continued employment, including the performance of the individual, the number of options already held by the individual and the extent to which such options had not yet become exercisable. In determining the size of individual grants, the Committee does not consider measures of corporate performance.

    At the present time the Committee does not anticipate that Section 162(m) of the Internal Revenue Code will in the ordinary course prevent the Company from deducting executive officer compensation as an expense on its corporate income tax returns. As a result, the Committee has not had to decide whether to qualify, or not to qualify, any particular form of compensation under that section of the Code.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

    As in the case of the other executive officers, the target total cash compensation of Mr. McKone for 1997 was set at a level believed by the Committee to be reasonably competitive with compensation paid by comparable U.S. industrial companies to executives with comparable talents, qualifications, experience and responsibilities. The Committee also took into account Mr. McKone's many years of outstanding service to the Company. In April 1997 Mr. McKone received a 5.2% salary increase, reflecting the Committee's favorable evaluation of Mr. McKone's overall performance as Chief Executive Officer in a difficult business environment. In February 1998, the Committee granted Mr. McKone an on-target bonus with respect to 1997, in recognition of Mr. McKone's leadership in achieving increases in net sales, operating income and net income despite adverse currency fluctuations and other obstacles, in controlling costs and improving process, in the development and commercialization of new products, in completing a new plant facility in Korea and in further expanding the Company's non-pmc business. In April 1997, the Committee granted an option to Mr. McKone for 40,000 shares. In making this grant, the Committee took into account the importance to the Company of retaining Mr. McKone's outstanding leadership in a difficult business environment and the fact that the options then held by him would shortly be exercisable as to all but 88,000 shares.

                                          Compensation and Stock Option
                                          Committee
                                          Thomas R. Beecher, Chairman
                                          J. Spencer Standish
                                          Christine L. Standish
                                          Allan Stenshamn
                                          Barbara P. Wright

COMPENSATION AND STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation and Stock Option Committee is composed of Directors Beecher, J. S. Standish, C. L. Standish, Stenshamn and Wright. Mr. Standish is Chairman of the Board and an employee of the Company and is the father of C. L. Standish. Mr. Stenshamn is an officer (Chairman of the Board) and a director of six Swedish subsidiaries of the Company: Albany Nordiskafilt AB; Nordiskafilt AB; Nordiska Maskinfilt AB; Nomafa AB; Albany Wallbergs AB; and DEWA Consulting AB. Mr. Standish, Mr. McKone, Mr. Beecher and Ms. Standish are members of the Board of Directors of J.S. Standish Company ("JSSC"). Mr. Standish and Mr. Beecher are also officers of JSSC (President and Secretary, respectively). The Board of Directors of JSSC serves the functions of a compensation committee. The aggregate amount received with respect to all services rendered to JSSC during 1997 was $2,100 in the case of each of Mr. Standish, Mr. McKone and Ms. Standish and $3,000 in the case of Mr. Beecher.

STOCK PERFORMANCE GRAPH

    The following graph compares cumulative total return of the Company's Class A Common Stock during the five years ended December 31, 1997 with the cumulative total return on the S&P 500 Index and a selected peer group.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           ALBANY INTERNATIONAL   PEER GROUP    S&P 500
1992                        100           100        100
1993                      124.9         114.8      110.1
1994                      128.1          87.2      111.5
1995                      122.8          72.8      153.5
1996                      159.5          94.3      188.7
1997                      161.6         126.2      251.6

    The peer group consists of companies in related industries with comparable sales volumes. Companies included are: Dixie Yarns, Inc., Guilford Mills, Inc., Nashua Corporation, and Pope & Talbot, Inc.. There are no comparable domestic paper machine clothing manufacturers with publicly reported financial statements.

    The comparison assumes $100 was invested on December 31, 1992 in the Company's Class A Common Stock, the S&P 500 Index and the peer group and assumes reinvestment of dividends.

DIRECTORS' FEES

    Directors who are not employees of the Company receive an annual retainer in the amount of $20,000. Under the Directors Annual Retainer Plan approved by the stockholders in 1996, one-half of the retainer will be received in the form of shares of Class A Common Stock of the Company (the number of shares being determined on the basis of the closing price of the shares on the day of the Annual Meeting). In addition, such Directors are paid $700 for each meeting of the Board or a committee thereof that they attend up to a maximum payment of $1,400 for any one day (or, in the case of a committee chairman, $1,700 per day), and are paid $700 for each day they are engaged in Company business at the request of the Chairman of the Board. Committee chairmen are paid $1,000 for each committee meeting they attend. Each Director may elect to defer payment of all or any part of the cash fees payable for services as a Director. In addition, each Director whose service as a Director terminates after such Director attains age 65 and who is not eligible to receive a pension under any other Company retirement program is entitled to receive an annual pension equal to the annual retainer payable to non-employee members of the Board of Directors at the time of his or her termination of service, which annual pension is payable in equal quarterly installments during his or her lifetime for a number of years equal to the number of full years of service by such person as a Director.

    Mr. Stenshamn received, in addition to fees received by him for his services during 1997 as a Director of the Company, total fees of approximately $4,000 for his services during 1997 as a Director of subsidiaries of the Company.

COMMITTEES

    Among the committees of the Board of Directors are a Compensation and Stock Option Committee, the current members of which are Directors Beecher, J. Spencer Standish, Stenshamn, Wright and Christine L. Standish, and an Audit Committee comprised of Directors Stenshamn, Wright and Morone.

    The Compensation and Stock Option Committee met three times in 1997. The Committee determines the compensation of the executive officers of the Company, establishes compensation policy for management generally, decides upon the grant of options under, and administers, the Company's stock option plans and makes recommendations to the Board of Directors as to possible changes in certain employee benefits. The Committee also makes recommendations to the Board as to the election of officers. Recommendations of persons for nomination as Directors may be sent to the attention of the Company's Secretary.

    The Audit Committee met two times in 1997. The Committee recommends the engagement of auditors and reviews the planning and scope of the audit and the results of the audit. The Committee also reviews the Company's policies and procedures on internal accounting and financial controls. The implementation and maintenance of internal controls is understood to be primarily the responsibility of management.

ATTENDANCE

    The Board of Directors of the Company met five times during 1997. Each Director attended 75% or more of the aggregate of the number of meetings of the Board and of the committees of the Board on which he or she served.

COMPLIANCE WITH STOCK OWNERSHIP REPORTING REQUIREMENTS

    Section 16(a) of the Exchange Act requires the Company's directors and officers, and any persons holding more than 10% of the Company's Class A Common Stock, to file with the Securities and Exchange Commission reports disclosing their initial ownership of the Company's equity securities, as well as subsequent reports disclosing changes in such ownership. Except as provided below, to the Company's knowledge, based solely on a review of such reports furnished to it and written representations by certain reporting persons that no other reports were required, during the year ended December 31, 1997, all persons who were subject to the reporting requirements of Section 16(a) complied with such requirements, except that Edward Hahn, Vice President--Research & Development, failed to file a Form 4 reflecting disposition of 33 shares of Class A Common Stock in November 1997 from his account in a dividend reinvestment plan sponsored by Harris Bank and Trust. This disposition was subsequently reported on a Form 5 filed earlier this year.

                              ELECTION OF AUDITORS

    The Board of Directors proposes and recommends the election, at the Annual Meeting, of the firm of Coopers & Lybrand as the Company's auditors for the year 1998. This firm of independent certified public accountants has served as the Company's auditors since 1959. Coopers & Lybrand has advised the Company that neither it nor any of its members has any direct or material indirect financial interest in the

Company or any of its subsidiaries. A representative of the firm will be present at the meeting, will be given an opportunity to make a statement and will be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

    Proposals of stockholders that are intended to be presented at the Company's 1999 Annual Meeting of Stockholders must be received by the Company at its principal executive offices at P.O. Box 1907, Albany, New York, 12201-1907 not later than November 27, 1998 in order to be considered for inclusion in the Company's proxy statement and form of proxy.

                                 OTHER MATTERS

    The Board knows of no other matters to be presented for consideration at the Annual Meeting. Should any other matters properly come before the meeting, the persons named in the accompanying proxy will vote such proxy thereon in accordance with their best judgment.

    The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to solicitation of proxies by use of the mails, regular employees of the Company, without additional compensation, may solicit proxies personally by or telephone.

                                          THOMAS H. HAGOORT

                                          SECRETARY

March 27, 1998

                                   EXHIBIT A

                           ALBANY INTERNATIONAL CORP.
                             1998 STOCK OPTION PLAN

1. PURPOSE.

    This plan ("the 1998 Plan") is intended as an incentive to officers and other key employees of Albany International Corp. ("the Company") and its subsidiaries to encourage them to remain in the employ of the Company and its subsidiaries by affording them a greater interest in the success of the Company and its subsidiaries.

2. ADMINISTRATION.

    The 1998 Plan shall be administered by the Committee (as herein defined). Subject to the provisions of the 1998 Plan, the Committee shall have authority, within its absolute discretion:

        (a) to grant options for shares of Class A Common Stock of the Company under the 1998 Plan; provided, that the maximum number of shares of Class A Common Stock with respect to which any optionee may be granted options during any calendar year shall not exceed 100,000;

        (b) to determine which of the officers and other key employees of the Company and its subsidiaries shall be granted options;

        (c) to determine the time or times when options shall be granted and the number of shares to be subject to each option;

        (d) to determine the option price of the Class A Common Stock subject to each option, which shall not be less than 100% of the fair market value of the Class A Common Stock on the date of granting of an option;

        (e) to determine the fair market value of the Class A Common Stock on the date of the granting of an option;

        (f) to determine the term of each option, which shall not continue for more than twenty years from the date of granting of the option, and to accelerate the expiration of the term of an option;

        (g) to determine the time or times when each option shall be exercisable and to accelerate at any time the time or times when an outstanding option shall be exercisable;

        (h) to accept, as full or partial payment of the option price and/or any taxes to be withheld by the Company upon exercise of any option, shares of Class A Common Stock tendered by the optionee or requested by the optionee to be withheld from the shares to be delivered upon such exercise, and to determine the value of the shares so tendered or withheld;

        (i) to determine, to the extent permitted by law, the status under the Internal Revenue Code of any option granted under the 1998 Plan, including, without limitation, whether the option shall be treated as an Incentive Stock Option;

        (j) to determine the effect on any option of the termination of the employment of the optionee and of any conduct or activity of the optionee;

        (k) to determine the extent to which options granted under the 1998 Plan shall be assignable or transferable;

        (l) to prescribe from time to time the form or forms of the instruments evidencing options granted under the 1998 Plan;

        (m) to adopt, amend and rescind from time to time such rules and regulations as it, in its absolute discretion, may deem to be advisable in connection with administration of the 1998 Plan;

        (n) to construe and interpret the 1998 Plan, instruments evidencing options granted under the 1998 Plan and rules and regulations adopted by the Committee with respect to the 1998 Plan; and

        (o) to make all other determinations which the Committee, in its absolute discretion, deems necessary or desirable at any time with respect to the administration of the 1998 Plan.

All decisions, determinations and interpretations of the Committee shall be final and binding on all optionees and on any other persons claiming rights under this Plan or with respect to any option granted hereunder.

    As used herein, the term "the Committee" shall mean the Board of Directors or such Committee of the Board of Directors as the Board of Directors may from time to time designate for this purpose.

3. SHARES SUBJECT TO THE 1998 PLAN.

    Subject to Article 4 hereof, the aggregate number of shares for which options may be granted under the 1998 Plan shall be (a) 500,000 shares of Class A Common Stock of the Company as presently constituted plus (b) such additional number of shares as the Board of Directors of the Company shall, from time to time subsequent to January 1, 1999 and during the term of the 1998 Plan, determine; provided that the number of shares so added by the Board of Directors shall not exceed, in any one calendar year, 500,000 shares of Class A Common Stock as presently constituted; and provided, further, that the total number of shares then available for the grant of options pursuant to the 1998 Plan shall not exceed 1,000,000 at any time.

    If any options granted under the 1998 Plan shall expire, terminate or be surrendered, in whole or in part, the number of shares as to which such options shall not have been exercised shall thereupon again become available for option hereunder.

    Shares of Class A Common Stock to be issued upon exercise of options granted under the 1998 Plan may be either authorized but unissued shares or issued shares reacquired in any manner by the Company, as the Board of Directors may from time to time determine.

    Cash proceeds received upon the exercise of options granted under the 1998 Plan shall be added to the general funds of the Company and may be used for any corporate purpose.

4. RECAPITALIZATIONS, ETC.

    Notwithstanding any other provision of the 1998 Plan, in the event of any change in the outstanding common stock of the Company by reason of a stock dividend, recapitalization, merger, consolidation, split-up, combination or exchange of shares or the like, the aggregate number and class of shares for which options may be granted under the 1998 Plan, the number and class of shares subject to each outstanding option and the option prices may be (but are not required to be) appropriately adjusted by the Committee, whose determination shall be conclusive. No fractional shares shall be issued under the 1998 Plan and any fractional shares resulting from computations pursuant to this Article 4 shall be eliminated from the option.

5. INDEMNIFICATION OF COMMITTEE.

    In addition to such other rights of indemnification as they may have as directors, as members of the Committee or otherwise, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with an appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the 1998

Plan or any option granted hereunder and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his or her duties, provided that within sixty days after institution of any such action, suit or proceeding, a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

6. AMENDMENT AND TERMINATION OF THE 1998 PLAN.

    No option shall be granted under the 1998 Plan subsequent to December 31, 2008. The Board of Directors of the Company may, at any time, suspend or terminate the 1998 Plan or make changes in or additions to it as the Board of Directors deems advisable; provided, however, that, except as provided in
Article 4 hereof, the Board of Directors may not, without approval by a majority of the votes entitled to be cast by shares of common stock of the Company present and entitled to be cast at a meeting of stockholders of the Company, materially increase the aggregate number of shares for which options may be granted under the 1998 Plan or increase the maximum number of shares of Class A Common Stock with respect to which any optionee may be granted options during any calendar year.

7. SHAREHOLDER APPROVAL.

    The 1998 Plan shall not become effective unless and until it has been approved by a majority of the votes entitled to be cast by shares of common stock of the Company present or represented and entitled to be cast at the first meeting of stockholders of the Company held after approval of the 1998 Plan by the Board of Directors of the Company.

                         ALBANY INTERNATIONAL CORP.

             Proxy solicited on Behalf of the Board of Directors

         for Annual Meeting of Stockholders to be held May 12, 1998


    The undersigned hereby constitutes and appoints J. Spencer Standish, Thomas R. Beecher, Jr. and Charles B. Buchanan, and each of them, the true and lawful agents and proxies of the undersigned, with full power of substitution in each, to vote, as indicated herein, all of the shares of Common Stock which the undersigned would be entitled to vote if present in person, at the Annual Meeting of Stockholders of ALBANY INTERNATIONAL CORP. to be held at the Company's Press Fabrics Division, 253 Troy Road (Route 4), East Greenbush, New York on Tuesday, May 12, 1998, at 11:00 a.m. local time, and any adjournment or adjournments thereof, on matters coming before said meeting.

    The shares represented by this proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, the shares will be voted FOR proposals 1, 2 and 3.

          Election of Directors,  Nominees:  Francis L. McKone,
          Thomas R. Beecher, Jr., Charles B. Buchanan, Allan Stenshamn, Barbara P. Wright, Joseph G. Morone, Christine L. Standish and Frank R. Schmeler

PROXY

                                                                           PROXY

 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                  ENVELOPE.
                (Continued and to be signed on reverse side)

    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY

                                   For All
                                   Except

Proposals of the Board of Directors

                                     For

                                   Against

                                   Abstain

                                     For

                                  Withheld

Other Matters

1. Election of Directors,  (Nominees listed on reverse side).

3. Approval of auditors.

                            Nominee(s) Exceptions

                                     For

                                   Against

                                   Abstain

2. Approval of 1998 Stock Option Plan.

4. In their discretion upon other matters that may properly come before this meeting.

                       THIS AREA RESERVED FOR PRINTING
                             OF NAME AND ADDRESS

                              AREA RESERVED FOR
                            PRINTING OF MULTIPLE
                                 SHARE PLANS

This proxy must be signed exactly as name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

Dated, 1998


--------------------------------------------------------------------------------
Signature(s) of Stockholder(s)